UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 18, 2001


AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)


DELAWARE                        1-8747           43-1304369
(State or other jurisdiction (Commission        (IRS Employer
of incorporation)            File Number)   Identification No.)




106 W. 14TH  STREET
P.O. Box 219615
Kansas City,  Missouri                             64121-9615
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code
   (816) 221-4000





Item 5. Other Events.

Attached as Exhibit 3.1 is the Restated and Amended Certificate of Incorporation of AMC Entertainment Inc. (as amended) which reflects an increase in the number of authorized shares of Common Stock from 45,000,000 to 200,000,000 that was approved by stockholders at the annual meeting held on September 13, 2001.

Item 7. Financial Statement and Exhibits.

Exhibits:

3.1  Restated and Amended Certificate of Incorporation of AMC
Entertainment Inc. (as amended).


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



AMC ENTERTAINMENT INC.



Date:   February 15, 2002

By:  /s/ Craig R. Ramsey
Craig R. Ramsey
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer